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                                                                       EXHIBIT 8

                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                               December 22, 1997


Board of Directors
Pittsburgh Home Financial Corp.
438 Wood Street
Pittsburgh, Pennsylvania 15222

        Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

        As special federal tax counsel to Pittsburgh Home Capital Trust I (the "Issuer") and Pittsburgh Home Financial Corp. in connection with the issuance by the Issuer of up to $11,500,000 of its Cumulative Trust Preferred Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement, and assuming the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P


                                        By:  /s/ NORMAN B. ANTIN
                                             -----------------------------------
                                             Norman B. Antin, a Partner